AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 2005
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                                  IDACORP, Inc.
             (Exact name of registrant as specified in its charter)

             Idaho                                            82-0505802
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)
                              ____________________
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
          (Address, including zip code, of principal executive offices)
                              ____________________
                 2000 Long-Term Incentive and Compensation Plan
                            (Full title of the plan)

 Jan B. Packwood           Darrel T. Anderson          Thomas R. Saldin, Esq.
  President and           Senior Vice President -    Senior Vice President,
 Chief Executive             Administrative             General Counsel and
     Officer               Services and Chief                Secretary
   IDACORP, Inc.            Financial Officer             IDACORP, Inc.
1221 West Idaho Street        IDACORP, Inc.           1221 West Idaho Street
Boise, Idaho 83702-5627   1221 West Idaho Street      Boise, Idaho 83702-5627
  (208) 388-2200        Boise, Idaho 83702-5627           (208) 388-2200
                             (208) 388-2200
        (Names, addresses and telephone numbers, including area codes, of agents for service)
                              ____________________
                                   Copies to:
                            Elizabeth W. Powers, Esq.
                       LeBoeuf, Lamb, Greene & MacRae, LLP
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                              ____________________

                         CALCULATION OF REGISTRATION FEE

------------------ -------------- -------------- -------------- -------------
Title of           Amount         Proposed       Proposed        Amount of
securities         to be          maximum        maximum         registration
to be              registered     offering       aggregate       fee
registered         (1)            price per      ofering
                                  share (2)      price (2)
------------------ -------------- -------------- -------------- -------------
Common stock,
without            1,050,000
par value          shares         $27.65         $29,032,500    $3,418
------------------ -------------- -------------- -------------- -------------
Preferred
share
purchase           1,050,000
rights (3)         rights             ______         ______        ______
------------------ -------------- -------------- -------------- -------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on May 20, 2005.
(3) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

          We hereby incorporate by reference the following documents that we have filed with the Securities and Exchange Commission (File No. 1-14465):

          1. Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 9, 2005;

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 5, 2005;

          3.   Current Report on Form 8-K filed on March 22, 2005;

          4. Description of our common stock contained in the registration statement on Form 8-A, dated and filed on October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004; and

          5. Description of our preferred share purchase rights contained in the registration statement on Form 8-A, dated and filed on September 15, 1998, as amended by amendment no. 1 on Form 8-A/A, dated and filed on October 20, 1999 and amendment no. 2 on Form 8-A/A, dated and filed on September 28, 2004.

          All documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information that we furnish rather than file with the Securities and Exchange Commission pursuant to certain items of Form 8-K, after the effective date of this registration statement and prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities that have not been sold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

          Thomas R. Saldin, Esq., our Senior Vice President, General Counsel and Secretary, and LeBoeuf, Lamb, Greene & MacRae, LLP, New York, New York, a limited liability partnership including professional corporations, have given their opinions on the legality of the common stock and the preferred share purchase rights offered pursuant to this registration statement. LeBoeuf, Lamb, Greene & MacRae, LLP relied upon the opinion of Mr. Saldin as to matters of Idaho law.

          As of May 1, 2005, Mr. Saldin owned 3,462 shares of IDACORP common stock. Mr. Saldin is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

          Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of IDACORP's directors and officers in a variety of circumstances.

          Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended or substituted from time to time. Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

          IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 8.  Exhibits.
-------  ---------

Exhibit     File Number          As Exhibit
-------     -----------          ----------
*2          333-48031            2           Agreement and Plan of Exchange,
                                             between IDACORP, Inc. and
                                             Idaho Power Company, dated as of
                                             February 2, 1998.

*4(a)       333-64737            3.1         Articles of Incorporation of
                                             IDACORP, Inc.

*4(b)       333-64737            3.2         Articles of Amendment to Articles
                                             of Incorporation of IDACORP, Inc.,
                                             as filed with the Secretary of
                                             State of Idaho on March 9, 1998.

*4(c)       333-00139            3(b)        Articles of Amendment to Articles
                                             of Incorporation of IDACORP, Inc.,
                                             creating A Series Preferred Stock,
                                             without par value, as filed with
                                             the Secretary of State of Idaho
                                             on September 17, 1998.

*4(d)       33-56071             3(d)        Articles of Share Exchange of
                                             IDACORP, Inc., as filed with the
                                             Secretary of State of Idaho on
                                             September 29, 1998.

*4(e)       1-14465              3.1         Amended Bylaws of IDACORP, Inc.,
            Form 8-K dated                   amended on January 20, 2005.
            January 20, 2005

*4(f)       1-14465              4           Rights Agreement, dated as of
            Form 8-K dated                   September 10, 1998, between
            September 15, 1998               IDACORP, Inc. and Wells Fargo Bank,
                                             N.A., as successor to The Bank of
                                             New York, as Rights Agent.

5(a)                                         Opinion and consent of
                                             Thomas R. Saldin, Esq.

5(b)                                         Opinion and consent of LeBoeuf,
                                             Lamb, Greene & MacRae, LLP.

Exhibit     File Number          As Exhibit
-------     -----------          ----------
15 Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23                                           Consent of Deloitte & Touche LLP.

24                                           Power of Attorney (included on the
                                             signature page hereof).
_____________
*Previously filed and incorporated herein by reference.



Item 9.  Undertakings.
-------  -------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


          Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 25th day of May, 2005.

                                     IDACORP, Inc.


                                     By /s/ Jan B. Packwood
                                        -----------------------------------
                                       Jan B. Packwood
                                       President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                            Date
---------                   -----                            ----


/s/ Jon H. Miller           Chairman of the Board            May 25, 2005
------------------------
(Jon H. Miller)

/s/ Jan B. Packwood         President, Chief Executive       May 25, 2005
------------------------    Officer and Director
(Jan B. Packwood)

/s/ J. LaMont Keen          Executive Vice President         May 25, 2005
------------------------    and Director
(J. LaMont Keen)

Signature                   Title                            Date
---------                   -----                            ----


/s/ Darrel T. Anderson      Senior Vice President-
------------------------    Administrative Services and
(Darrel T. Anderson)        Chief Financial Officer          May 25, 2005
                            (Principal Financial and
                            Accounting Officer)

/s/ Rotchford L. Barker     Director                         May 25, 2005
------------------------
(Rotchford L. Barker)

/s/ Jack K. Lemley          Director                         May 25, 2005
------------------------
(Jack K. Lemley)

/s/ Gary G. Michael         Director                         May 25, 2005
------------------------
(Gary G. Michael)

/s/ Peter S. O'Neill        Director                         May 25, 2005
------------------------
(Peter S. O'Neill)

/s/ Richard G. Reiten       Director                         May 25, 2005
------------------------
(Richard G. Reiten)

/s/ Joan H. Smith           Director                         May 25, 2005
------------------------
(Joan H. Smith)

/s/ Robert A. Tinstman      Director                         May 25, 2005
------------------------
(Robert A. Tinstman)

/s/ Thomas J. Wilford       Director                         May 25, 2005
------------------------
(Thomas J. Wilford)

                                  EXHIBIT INDEX

Exhibit      File Number          As Exhibit
-------      -----------          ----------
*2           333-48031            2           Agreement and Plan of Exchange,
                                              between IDACORP, Inc. and
                                              Idaho Power Company, dated as of
                                              February 2, 1998.

*4(a)        333-64737            3.1         Articles of Incorporation of
                                              IDACORP, Inc.

*4(b)        333-64737            3.2         Articles of Amendment to Articles
                                              of Incorporation of IDACORP, Inc.,
                                              as filed with the Secretary of
                                              State of Idaho on March 9, 1998.

*4(c)        333-00139            3(b)        Articles of Amendment to Articles
                                              of Incorporation of IDACORP, Inc.,
                                              creating A Series Preferred Stock,
                                              without par value, as filed with
                                              the Secretary of State of Idaho
                                              on September 17, 1998.

*4(d)        33-56071             3(d)        Articles of Share Exchange of
                                              IDACORP, Inc., as filed with the
                                              Secretary of State of Idaho on
                                              September 29,1998.

*4(e)        1-14465              3(h)        Amended Bylaws of IDACORP, Inc.,
             Form 8-K dated                   amended on January 20, 2005.
             January 20, 2005

*4(f)        1-14465              4           Rights Agreement, dated as of
             Form 8-K dated                   September 10, 1998, between
             September 15,                    IDACORP, Inc. and Wells Fargo
             1998                             Bank, N.A., as successor to
                                              The Bank of New York, as
                                              Rights Agent.

5(a)                                          Opinion and consent of
                                              Thomas R. Saldin, Esq.

5(b)                                          Opinion and consent of LeBoeuf,
                                              Lamb, Greene & MacRae, LLP.

15 Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23                                            Consent of Deloitte & Touche LLP.

24                                            Power of Attorney (included on
                                              the signature page hereof).
___________________
*Previously filed and incorporated herein by reference.